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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 9, 1999, except for Note 11 as to which the date is September 21, 1999, in the Registration Statement (Form S-1) of NetRatings, Inc. dated September 24, 1999.

Palo Alto, California

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    The foregoing consent is in the form that will be signed upon the effectiveness of the stock split as described in Note 11 to the financial statements.

                                                      /s/ ERNST & YOUNG LLP

Palo Alto, California
September 23, 1999